EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                        12th Floor 734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                  June 9, 2000





Board of Directors

Harleysville Savings Financial Corporation
271 Main Street
Harleysville,  Pennsylvania 19438

                          Re:      Registration Statement on Form S-3
                                   Dividend Reinvestment and Stock Purchase Plan

Gentlemen:

         We are special counsel to Harleysville Savings Financial Corporation, a Pennsylvania corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of up to 367,060 shares of common stock, par value $.01 per share ("Common Stock"), to be issued pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

         For this purpose, we have reviewed the Registration Statement and related Prospectus, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and

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the  authenticity  of all documents  furnished to us and the  conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued and sold pursuant to the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Opinion" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                                           By:  /s/ Kenneth B. Tabach
                                                ---------------------
                                                Kenneth B. Tabach, a Partner

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